Exhibit 99.1

QuinStreet Reports Financial Results for Fourth Quarter and Fiscal Year 2014

FOSTER CITY, CA – August 12, 2014 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketing online, today announced financial results for the fourth quarter and fiscal year ended June 30, 2014.

For the fourth quarter, the Company reported revenue of $67.6 million and adjusted EBITDA of $1.8 million, or 3% of revenue. For the fiscal year, the Company reported revenue of $282.5 million and adjusted EBITDA of $24.2 million, or 9% of revenue.

Adjusted net income for the fourth quarter was $0.5 million, or $0.01 per diluted share, and GAAP net loss was $6.0 million, or $(0.14) per share. GAAP net income and GAAP EPS results are preliminary and subject to change based upon the conclusion of goodwill impairment testing triggered by the Company’s recent stock price.

Adjusted net income for the fiscal year was $9.8 million, or $0.22 per diluted share, and GAAP net loss was $53.7 million, or $(1.23) per share. Adjusted net income excludes stock-based compensation expense, amortization of intangible assets, impairment of goodwill and tax valuation allowance, net of estimated tax.

During the fiscal year, the Company generated $18 million in cash flow from operations and closed the year with $123 million in cash and marketable securities and $46 million in net cash.

“Fiscal Q4 revenue came in just above the outlook we provided last quarter,” commented QuinStreet CEO Doug Valenti, QuinStreet CEO. “EBITDA was 3% of revenue, in line with the outlook we provided for single digits and consistent with management expectations. EBITDA margin reflected our aggressive investments in new products, media and marketing as discussed on our last call. Those investments are clearly beginning to pay off. In auto insurance, almost 50% of revenue is already coming from the recently launched new products. The products are driving renewed positive momentum and have significantly increased our growth opportunities in that important market. We now expect double-digit sequential growth in auto insurance revenue in the September quarter (fiscal Q1), and year-over-year growth beginning in the December quarter (fiscal Q2). Further, we expect revenue in all of our Financial Services client groups – auto insurance, mortgage, credit cards, health and life insurance, and deposit accounts – to grow sequentially in the September quarter, the first time that has happened in five years. We also expect our Financial Services Client vertical in total to grow year over year beginning in the December quarter.

“Company revenue in fiscal Q1 is expected to be back over $70 million and to come in at approximately $71 million. EBITDA margin will continue to be positive and in the low single digits for the next couple of quarters as we continue to transform the business and to invest in revenue growth initiatives, especially in auto insurance. Performance marketing is a big and important opportunity. We are seeing good success in our initiatives to diversify and expand our media, products and client footprint in that important market. Our investments in those initiatives are key to returning the business to year-over-year growth. Margins will re-expand with the return of top line growth and as we wind down this heavy investment period,” concluded Valenti.

Reconciliations of adjusted net income to net loss, adjusted EBITDA to net loss and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

QuinStreet will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial +1 (719) 325-2177 for the U.S. and Canada and +1 (888) 389-5988 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on August 12, 2014 by dialing +1 (719) 457-0820 in the U.S. and Canada, or +1 (888) 203-1112 for international callers, using passcode 2618268#. This press release, the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Goodwill Impairment Test

QuinStreet’s public market capitalization sustained a decline after June 30, 2014, to a value below the net book carrying value of the Company’s equity. As a result, the Company determined that this triggered the necessity to conduct step one of a goodwill impairment test as described under GAAP. This test is currently in progress and the Company has not concluded as to whether goodwill, which had a carrying value of $150 million as of June 30, 2014, was impaired for the fourth quarter of fiscal 2014. Prior to filing its Form 10-K for fiscal 2014, the Company expects to complete the step one impairment test. If the result of the step one analysis indicates an impairment, the Company will complete a step two evaluation prior to filing its Form 10-K to determine the amount of the non-cash impairment charge, if any. The Company’s evaluation could result in a non-cash impairment charge for a substantial portion of the book value of goodwill, which would negatively affect GAAP net income, although revenue and cash flow from operations would not be affected.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net (loss) income less (benefit from) provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net, and impairment of goodwill. The term “adjusted net income” refers to a financial measure that we define as net (loss) income adjusted for amortization expense, stock-based compensation expense, impairment of goodwill and tax valuation allowance, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. “Normalized free cash flow” refers to free cash flow adjusted for changes in operating assets and liabilities net of estimated taxes related to impairment of goodwill, tax valuation allowance and the impact from excess tax benefits from stock-based compensation. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, impairment of goodwill and tax valuation allowance). The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will,” “believe,” “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to return to growth and profitability; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2014, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

The Blueshirt Group for QuinStreet

Erica Abrams

(415) 217-5864

erica@blueshirtgroup.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(In thousands)

(Unaudited)

	June 30,	June 30,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$84,177	$90,117
Marketable securities	38,630	37,847
Accounts receivable, net	41,979	38,391
Deferred tax assets	399	6,753
Prepaid expenses and other assets	11,608	4,623

Total current assets	176,793	177,731

Property and equipment, net	11,126	9,707
Goodwill	149,861	150,456
Other intangible assets, net	31,441	50,486
Deferred tax assets, noncurrent	4	40,289
Other assets, noncurrent	457	878

Total assets	$369,682	$429,547

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,517	$18,722
Accrued liabilities	27,854	30,903
Deferred revenue	1,175	1,638
Debt	17,698	15,428

Total current liabilities	66,244	66,691

Deferred revenue, noncurrent	—	239
Debt, noncurrent	59,565	77,249
Other liabilities, noncurrent	6,004	6,473

Total liabilities	131,813	150,652

Stockholders’ equity
Common stock	44	43
Additional paid-in capital	239,558	226,857
Accumulated other comprehensive loss	(1,054)	(1,012)
(Accumulated deficit) retained earnings	(679)	53,007

Total stockholders’ equity	237,869	278,895

Total liabilities and stockholders’ equity	$369,682	$429,547

(1)	Results are preliminary as of August 12, 2014, subject to change based upon the conclusion of goodwill impairment testing triggered by the Company’s recent stock price decline. See “Goodwill Impairment Test” above for further detail.

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net revenue	$67,555	$75,707	$282,549	$305,101
Cost of revenue (2)	60,553	60,826	241,907	251,591

Gross profit	7,002	14,881	40,642	53,510
Operating expenses: (2)
Product development	4,754	4,760	19,548	19,048
Sales and marketing	4,689	3,835	16,385	14,705
General and administrative	4,217	3,887	17,046	16,226
Impairment of goodwill	1,231	—	1,231	92,350

Operating (loss) income	(7,889)	2,399	(13,568)	(88,819)
Interest income	31	31	115	115
Interest expense	(912)	(1,024)	(3,825)	(5,200)
Other income (expense), net	1,544	(72)	1,493	(69)

(Loss) income before income taxes	(7,226)	1,334	(15,785)	(93,973)
Benefit from (provision for) taxes	1,181	(2,916)	(37,901)	26,601

Net loss	$(6,045)	$(1,582)	$(53,686)	$(67,372)

Net loss per share
Basic	$(0.14)	$(0.04)	$(1.23)	$(1.57)

Diluted	$(0.14)	$(0.04)	$(1.23)	$(1.57)

Weighted average shares used in computing net loss per share
Basic	43,823	42,872	43,528	42,816
Diluted	43,823	42,872	43,528	42,816

(1)       Results are preliminary as of August 12, 2014, subject to change based upon the conclusion of goodwill impairment testing triggered by the Company’s recent stock price decline. See “Goodwill Impairment Test” above for further detail.

(2) Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$577	$1,034	$2,767	$3,930
Product development	536	709	2,429	2,765
Sales and marketing	742	860	2,937	3,264
General and administrative	463	600	2,296	2,057

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash Flows from Operating Activities
Net loss	$(6,045)	$(1,582)	$(53,686)	$(67,372)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,142	6,659	26,097	32,325
Impairment of goodwill	1,231	—	1,231	92,350
Write-off of bank loan upfront fees	—	—	—	680
Provision for sales returns and doubtful accounts receivable	320	(206)	(104)	(781)
Stock-based compensation	2,318	3,203	10,429	12,016
Excess tax benefits from stock-based compensation	(149)	(96)	(543)	(156)
Other adjustments, net	(1,267)	47	(1,117)	146
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(286)	6,690	(3,484)	15,309
Prepaid expenses and other assets	(3,214)	5,371	(6,617)	3,344
Deferred taxes	4,790	(1,844)	46,728	(30,758)
Accounts payable	(329)	1,398	539	(4,582)
Accrued liabilities	1,670	192	(161)	(1,382)
Deferred revenue	(56)	(60)	(702)	(725)
Other liabilities, noncurrent	(34)	(39)	(558)	251

Net cash provided by operating activities	5,091	19,733	18,052	50,665

Cash Flows from Investing Activities
Capital expenditures	(776)	(215)	(5,455)	(1,341)
Business acquisition	—	—	(875)	—
Other intangibles	(1)	(15)	(2,816)	(2,515)
Internal software development costs	(593)	(698)	(2,494)	(2,511)
Purchases of marketable securities	(14,380)	(10,931)	(50,770)	(51,030)
Proceeds from sales and maturities of marketable securities	13,948	11,135	49,768	49,911
Other investing activities	1,911	2	1,911	17

Net cash provided by (used in) investing activities	109	(722)	(10,731)	(7,469)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	1,395	141	3,654	457
Principal payments on bank debt	(3,750)	(2,500)	(12,500)	(7,500)
Payment of bank loan upfront fees	—	—	—	(200)
Principal payments on acquisition-related notes payable	(354)	(2,280)	(2,953)	(8,128)
Excess tax benefits from stock-based compensation	149	96	543	156
Withholding taxes related to restricted stock net share settlement	(198)	(53)	(1,958)	(244)
Repurchases of common stock	—	—	—	(6,157)

Net cash used in financing activities	(2,758)	(4,596)	(13,214)	(21,616)

Effect of exchange rate changes on cash and cash equivalents	(8)	(10)	(47)	6
Net increase (decrease) in cash and cash equivalents	2,434	14,405	(5,940)	21,586
Cash and cash equivalents at beginning of period	81,743	75,712	90,117	68,531

Cash and cash equivalents at end of period	$84,177	$90,117	$84,177	$90,117

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net loss	$(6,045)	$(1,582)	$(53,686)	$(67,372)
Amortization of intangible assets	4,477	5,280	19,588	26,855
Stock-based compensation	2,318	3,203	10,429	12,016
Impairment of goodwill	1,231	—	1,231	92,350
Tax valuation allowance	277	—	41,638	—
Tax impact to non-GAAP items	(1,732)	(697)	(9,353)	(38,149)

Adjusted net income	$526	$6,204	$9,847	$24,700

Adjusted diluted net income per share	$0.01	$0.14	$0.22	$0.57

Weighted average shares used in computing adjusted diluted net income per share	43,915	43,309	44,056	43,189

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net loss	$(6,045)	$(1,582)	$(53,686)	$(67,372)
Interest and other (expense) income, net	(663)	1,065	2,217	5,154
(Benefit from) provision for taxes	(1,181)	2,916	37,901	(26,601)
Depreciation and amortization	6,142	6,659	26,097	32,325
Stock-based compensation	2,318	3,203	10,429	12,016
Impairment of goodwill	1,231	—	1,231	92,350

Adjusted EBITDA	$1,802	$12,261	$24,189	$47,872

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$5,091	$19,733	$18,052	$50,665
Capital expenditures	(776)	(215)	(5,455)	(1,341)
Internal software development costs	(593)	(698)	(2,494)	(2,511)

Free cash flow	$3,722	$18,820	$10,103	$46,813

Changes in operating assets and liabilities, less excess tax benefits from stock-based compensation	(2,392)	(11,612)	4,565	(9,786)

Normalized free cash flow	$1,330	$7,208	$14,668	$37,027